EXHIBIT 10.6

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of the 1st day of January, 2004 among Talk America Holdings, Inc., a Delaware corporation (the "Company") and Gabriel Battista ("Employee"), and amends and replaces that certain Employment Agreement dated November 13, 1998, as amended, among Tel-Save Holdings, Inc., Gabriel Battista and Daniel Borislow.

WHEREAS, Employee has been an employee of Company and Company desires to continue to employ Employee and Employee desires to continue to be employed by Company; and

WHEREAS, Company and Employee desire to enter into this Agreement that sets forth the terms and conditions of said employment.

NOW THEREFORE, in consideration of the foregoing, the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agree as follows:

1.   Employment. Company agrees to employ Employee, and Employee accepts such employment and agrees to serve Company, on the terms and conditions set forth herein. Except as otherwise specifically provided herein, Employee's employment shall be subject to the employment policies and practices of Company in effect from time to time during the term of Employee's employment hereunder (including, without limitation, its practices as to tax reporting and withholding).

2.   Term of Agreement. The term of Employee's employment hereunder shall continue in effect until December 31, 2004, except as hereinafter provided (the "Term").

3.   Positions and Duties.

3.1   Officer Positions. Except as may otherwise be agreed upon between Company and Employee, Employee shall perform such duties and have such responsibilities as Executive Chairman of the Board of the Company and Executive Chairman of Talk America Inc., a Pennsylvania corporation which is a wholly-owned subsidiary of Company (the "Positions), or such other duties and responsibilities consistent with the foregoing duties and responsibilities as may be reasonably assigned or delegated to him from time to time by Company’s Board of Directors (the "Board"), including, without limitation, but subject to the next sentence, service as an employee, officer or director of affiliates (as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the "Act")) (hereinafter, "Affiliates") of Company, without additional compensation. Notwithstanding the foregoing, Employee shall not be obligated to assume any position with any entity other than Company unless Employee is provided with evidence reasonably satisfactory to Employee that Employee will be covered with respect to his services in such position by insurance and indemnification arrangements reasonably acceptable to Employee. References in this Agreement to Employee's employment with Company shall be deemed to refer to employment with Company and/or, as the case may be, an Affiliate, as the context requires. Employee shall perform his duties and responsibilities to the best of his abilities hereunder in a diligent manner. Employee shall devote substantially all of his working time and efforts to the business and affairs of Company; provided, however, that nothing in this Agreement shall preclude Employee from (a) engaging in charitable activities and community affairs, (b) managing his personal investments and affairs and (c) serving as a non-employee director (or similar position) of up to five (5) corporations or other entities, provided that such entities are not Competitors (as defined in Section 13 hereof).

4.   Compensation and Related Matters.

4.1   Base Salary. During the Term, Company shall pay to Employee a base salary of not less than five hundred thousand dollars ($500,000) per year, subject to review from time to time by the Board ("Base Salary").

4.2  Sale of Company Bonus. In the event a Bonus Transaction (as defined below) occurs, Employee shall be entitled to receive from Company on the date of the closing of such Bonus Transaction (a) one million dollars ($1,000,000), if the price per share received by holders of the Common Stock, in cash and/or, as the case may be, securities or other property (the "Stockholder Consideration") in connection with the Bonus Transaction is equal to, or less than, sixty dollars ($60.00) per share (the "Per Share Price"), and (b) three million dollars ($3,000,000) if the Stockholder Consideration is in excess of the Per Share Price. For purposes of this Section 4.2, (a) the Per Share Price shall be deemed to be increased or decreased, as the case may be, in the event of any change in the outstanding Common Stock after the date hereof and prior to the closing of a Bonus Transaction by reason of any share split, share dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change (each a "Stock Change") in order to reflect the economic effect of such Stock Change on the holders of Common Stock, and (b) "Bonus Transaction" shall mean (i) a merger or consolidation of the Company which results in an entity of which less than a majority of the voting interests are held by individuals and entities who were holders of the Common Stock at the time of commencement of such transaction, (ii) a sale of all or substantially all of the assets of Company or (iii) a transaction which results in the Common Stock no longer being required to be registered under the Securities Exchange Act of 1934, as amended.

4.3   Benefit Plans and Arrangements. Employee shall be entitled to participate in and to receive benefits under Company's employee benefit plans and arrangements (including, but not limited to, bonus plans) as are made available to the Company's senior executive officers during the Term, which employee benefit plans and arrangements may be altered from time to time at the discretion of the Board (the "Benefits"). Without limitation of the generality of the foregoing, the Benefits shall include a minimum of three (3) weeks of paid vacation each calendar year. Employee acknowledges and agrees that bonuses, annual or otherwise, are performance-based and discretionary with the Board or a Committee thereof.

4.4   Perquisites. During the Term, Employee shall be entitled to receive fringe benefits as are made available to Company's senior executive officers; provided, that Employee shall, in any event, be provided with an automobile allowance as Company shall determine (but consistent with prior practices).

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4.5   Expenses. Company shall promptly reimburse Employee for all out-of-pocket expenses related to Company's business that are actually paid or incurred by him in the performance of his services under this Agreement and that are incurred, reported and documented in accordance with Company's policies.

  5.   Termination. The Term of Employee's employment hereunder may be terminated under the following circumstances:

5.1   Death. The Term of Employee's employment hereunder shall terminate upon his death.

5.2   Disability. If Employee becomes physically or mentally disabled during the term hereof so that he is unable to perform services required of him pursuant to this Agreement for an aggregate of six (6) months in any twelve (12) month period (a ‘Disability"), Company, at its option, may terminate Employee’s employment hereunder.

5.3   Cause. Upon written notice, Company may terminate Employee's employment hereunder for Cause (as defined below). For purposes of this Agreement, Company shall have "Cause" to terminate Employee's employment hereunder upon (a) a material breach by Employee of any material provision of this Agreement if Employee fails to cure such breach in the 30 day period following written notice specifying in reasonable detail the nature of the breach, (b) willful misconduct by Employee as an employee of Company in connection with misappropriating any funds or property of Company, (c) attempting to willfully obtain any personal profit from any transaction in which Employee has an interest that is adverse to the interests of Company without disclosure thereof to , and consent from, the Board or (d) Employee’s gross neglect in the performance of the duties required to be performed by Employee under this Agreement if Employee fails to eliminate such neglect in the 30 day period following written notice specifying in reasonable detail the nature of the gross neglect.

5.4   By Employee. Employee may terminate his employment hereunder:

(a)   Upon forty-five (45) days’ prior written notice to Company, provided that, upon the giving of such notice by Employee, Company may establish an earlier date for such termination under this Section 5.4 (a).

(b)  For Good Reason (as defined below) immediately and with notice to Company. "Good Reason" for termination by Employee shall include, but is not limited to, the following:

(i)  Material breach of any provision of this Agreement by Company, which breach shall not have been cured by Company within fifteen (15) days of receipt of written notice of said material breach;

(ii)  Failure by Company to maintain Employee in a position commensurate with that referred to in Section 3 of this Agreement; or

(iii)  The assignment to Employee of any duties inconsistent with Employee's position, authority, duties or responsibilities as contemplated by Section 3 hereof or any other action by Company that results in a diminution of such position, authority, duties or responsibilities.

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5.5  Without Cause. Company may otherwise terminate the Term of Employee's employment at any time upon written notice to Employee.

6.  Compensation In the Event of Termination. In the event that Employee's employment hereunder terminates prior to the end of the Term, Company shall make payments to Employee as set forth below:

6.1  By Employee for Good Reason; By Company Without Cause. In the event that Employee's employment hereunder is terminated by Company without Cause or by Employee for Good Reason, then the Company shall (a) pay to Employee all amounts due to Employee pursuant to any bonus which was due to Employee as of the date of such termination, pursuant to the terms of such bonus (a "Due Bonus"), (b) continue to pay to Employee the Base Salary and Benefits to which Employee would be entitled hereunder in the manner provided for herein for the period of time ending on the earlier of the date when the Term would otherwise have expired in accordance with Section 2 hereof and the second anniversary of the date of such termination, (c) reimburse Employee for expenses that may have been incurred, but which have not been paid as of the date of termination, subject to the requirements of Section 4.5 hereof, and (d) one hundred percent (100%) of the outstanding stock options granted to the Employee that are unvested shall immediately vest and become exercisable.

6.2  By Company for Cause; By Employee Without Good Reason. In the event that Company shall terminate Employee's employment hereunder for Cause pursuant to Section 5.3 hereof or Employee shall terminate his employment hereunder without Good Reason, all compensation and Benefits, as specified in Section 4 of this Agreement, theretofore payable or provided to Employee shall cease to be payable or provided, except for any Due Bonus and any Benefits that may have been due and payable but which have not been paid as of the date of termination and reimbursement of expenses that may have been incurred, but which have not been paid as of the date of termination, subject to the requirements of Section 4.5 hereof.

6.3  Death. In the event of Employee's death, Company shall not be obligated to pay Employee or his estate or beneficiaries any compensation except for (a) any Due Bonus or any Benefits that may have been earned and are due and payable as of the date of death, but which have not been paid as of such date, (b) reimbursement of expenses that may have been incurred, but which have not been paid as of the date of death, subject to the requirements of Section 4.5 hereof, and (c) all outstanding stock options granted to Employee that are unvested shall immediately vest and become exercisable and Employee's estate or beneficiaries, as the case may be, shall have the right to exercise any of such stock options during the period commencing on the date of death and ending on the second anniversary of the date of such termination or for the remainder of the period set forth in the option agreement applicable to the option in question (the "Exercise Period’), if less.

6.4  Disability. In the event of Employee's Disability, the Company shall not be obligated to pay Employee or his estate or beneficiaries any additional compensation except for: (a) any Due Bonus and Benefits for the period of time ending on the earlier of the date when the Term would otherwise expire in accordance with Section 2 hereof and the second anniversary of the date of such Disability, (b) reimbursement for expenses that may have been

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incurred but which have not been paid as of the date of Disability, subject to the requirements of Section 4.5 hereof, and (c) Company will pay Employee, commencing on the day after the end of the Term (i) one hundred thousand dollars ($100,000) per year until Employee reaches the age of 65 or, at Company’s option, (ii) a lump sum thirty (30) days after the date of termination of employment as a result of Disability equal to the present value of the amount to be paid pursuant to Section 6.4(c)(i) above. Upon termination due to Disability, (50%) of the outstanding stock options granted to Employee that are unvested shall immediately vest and become exercisable and Employee or his estate or beneficiaries, as the case may be, shall have the right to exercise any of such stock options during the period commencing on the date of Disability and ending on the second anniversary of the date of the Disability or for the remainder of Exercise Period, if less.

6.5  No Mitigation. In the event of any termination of employment under Section 5 hereof, Employee shall be under no obligation to seek other employment; provided; however, that to the extent that Employee does obtain other employment subsequent to the termination of Employee's employment hereunder, the obligations of Company to pay Benefits under this Agreement from and after the date of commencement of such other employment shall terminate.

7.  Change in Control.

7.1  Change in Control. For purposes of this Agreement, "Change in Control" shall be deemed to have occurred if:

7.1.1  any Person (as defined in Section 3(a)(9) under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than Company or any Significant Subsidiary (as defined below), becomes the Beneficial Owner (as defined in Rule 13d-3 under the Exchange Act; provided, that a Person shall be deemed to be the Beneficial Owner of all shares that any such Person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants, options or otherwise, without regard to the 60-day period referred to in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Company or any Significant Subsidiary (as defined below) representing 50% or more of the combined voting power of the Company’s, or such Significant Subsidiary’s, as the case may be, then outstanding securities;

7.1.2  during any period of two years, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with Company to effect a transaction described in 7.1.3, 7.1.4 or 7.1.5) whose election by the Board or nomination for election by stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, but excluding for this purpose any such new director whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, association or other entity other than the Board, cease for any reason to constitute at least a majority of the Board of either Company or a Significant Subsidiary;

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7.1.3  the consummation of a merger or consolidation of Company or any subsidiary of Company owning directly or indirectly all or substantially all of the consolidated assets of Company (a "Significant Subsidiary") with any other entity, other than a merger or consolidation that would result in the holder(s) of voting securities of Company or a Significant Subsidiary outstanding immediately prior thereto continuing to hold more than fifty percent (50%) of the combined voting power of the surviving or resulting entity outstanding immediately after such merger or consolidation;

7.1.4  the stockholders of Company approve a plan or agreement for the sale or disposition of fifty percent (50%) or more of the consolidated assets of Company in which case the Board shall determine the effective date of the Change of Control resulting therefrom;

7.1.5   any other event occurs that the Board determines, in its discretion, would materially alter the structure of Company or its ownership; or

7.2  Options Vesting. In the event of a Change in Control of Company, all outstanding options granted to you by Company shall vest immediately and become exercisable as to all shares then subject thereto that are not then vested and exercisable.

7.3  Termination after Change in Control.

7.3.1  If a Change of Control shall occur during the Term of this Agreement, the term of Employee’s employment hereunder shall continue in effect until the later of the first anniversary of the date of the Change in Control and the date that the Term would otherwise have terminated without regard to the extension in this sentence, except for earlier termination as provided in Section 5 of this Agreement. The rights and obligations of Employee and Company under this Agreement upon or after any termination of the Term shall survive any such termination.

7.3.2  Notwithstanding the provisions of Section 6 hereof, if a Change in Control has occurred and Employee’s employment hereunder is terminated within one year of such Change in Control: (i) by Employee for Good Reason or (ii) by Company without Cause, then Company shall (a) pay to Employee the Base Salary and Benefits through the date of termination plus all amounts due to Employee pursuant to any Due Bonus; (b) pay to Employee, as severance pay, a lump sum amount equal to the sum of (x) twenty-four months’ Base Salary plus (y) an amount equal to the average annual incentive bonus earned by Employee from Company during the last four (4) completed fiscal years of Company preceding the date of Change in Control, or if Employee was not an officer during any or all of such prior four (4) fiscal years, the average of the incentives received during the fiscal years when Employee was such an officer; (c) for a period of two years after the date of termination, arrange to provide Employee with life, disability, sickness and accident, health, vision and dental insurance benefits substantially similar to those that Employee was entitled prior to the Change in Control, as well as with the other fringe benefits and perquisites to which Employee was entitled pursuant to Section 4.4; and (d) reimburse Employee for expenses that may have been incurred, but which have not been paid as of the date of termination, subject to the requirements of Section 4.5 hereof.

8.  Insurance. Company shall maintain in effect during the Term policies of directors and officers’ liability, and similar insurance covering Employee in amounts and with coverage at least as favorable with respect to directors and executive officers of Company as in effect on the date hereof.

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9.  Unauthorized Disclosure. Employee shall not, without the prior written consent of Company, disclose or use in any way, either during the Employee’s employment with Company or thereafter, except as required in the course of such employment, any confidential business or technical information or trade secret acquired in the course of such employment (including, without limitation of the generality of the foregoing, any and all information referred to in Section 11 hereof), whether or not conceived of or prepared by him, that is related to the actual or anticipated business, services, research and development of Company or any of its Affiliates or to existing or future products or services of Company or any of its Affiliates; provided, that the foregoing shall not apply to (i) information that is not unique to Company or that is generally known to the industry or the public other than as a result of Employee’s breach of this covenant, (ii) information known to the Employee prior to the date he first became an employee of Company or any of its Affiliates (except insofar as it is part of the information that is the exclusive property of Company as provided in Section 11), or (iii) information that Employee is required to disclose to or by any governmental or judicial authority; provided, however, if Employee should be required in the course of judicial or administrative proceedings to disclose any information, Employee shall give Company prompt written notice thereof so that Company may seek an appropriate protective order and/or waive in writing compliance with the confidentiality provisions of this Agreement. If, in the absence of a protective order or the receipt of a waiver by Company, Employee is nonetheless, in the written opinion of its counsel, compelled to disclose information to a court or tribunal or otherwise stand liable for contempt or suffer other serious censure or penalty, Employee may disclose such information to such court or tribunal without liability to any other party hereto.

10.  Tangible Items. All files, records, documents, manuals, books, forms, reports, memoranda, studies, data, calculations, recordings and correspondence, in whatever form they may exist, and all copies, abstracts and summaries of the foregoing and all physical items related to the business of Company and its affiliates, other than merely personal items, whether of a public nature or not, and whether prepared by Employee or not, and which are received by Employee from, or on behalf of Company or an Affiliate in the course of his employment hereunder are and shall remain the exclusive property of Company and any such Affiliate and shall not be removed from premises of the Company or such Affiliate, as the case may be, except as required in the course of Employee’s employment hereunder, without the prior written consent of the Board, and the same shall be promptly returned by Employee upon the termination of Employee's employment with Company or at any time prior thereto upon the request of the Board.

11.  Inventions and Patents. Employee agrees that all inventions, innovations, ideas, concepts, improvements, developments, methods, designs, analyses, drawings, reports, and all similar or related information that relates to the actual or anticipated business, services, research and development of Company or any of its Affiliates or existing or future products or services of Company or any of its Affiliates, tangible or intangible, and that are conceived, developed or made by or at the direction of Employee while employed by Company, and all rights to the results and proceeds of any thereof and all now known and hereafter existing rights of every kind and nature throughout the universe, in perpetuity and in all languages, pertaining to such results and proceeds

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and all elements thereof for all now known and hereafter existing uses, media and form will be owned exclusively by Company; and the foregoing is inclusive of a full irrevocable and perpetual assignment to Company. Employee acknowledges that there are, and may be, new uses, media, means and forms of exploitation throughout the universe employing current and/or future technology yet to be developed, and the parties specifically intend the foregoing full, irrevocable and perpetual grant of rights to Company to include all such now known and unknown uses, media and form of exploitation, throughout the universe. Employee agrees to execute at any time upon the Company’s request such further documents or do such other acts (whether before, during or after the Term) as may be required to evidence and/or confirm the Company’s ownership of any or all of the foregoing. The termination, completion or breach of this Agreement for any reason and by either party shall not affect the Company’s exclusive ownership of any or all of the foregoing.

12.  Certain Restrictive Covenants. During the Term, and for a period ending twelve (12) months after the earlier of Employee's termination of employment hereunder and the end of the Term, Employee agrees that he will not act, either directly or indirectly, as a partner, officer, director, substantial stockholder or employee of, or render advisory or other services for, or in connection with, or become interested in, or make any substantial financial investment in any firm, corporation, business entity or business enterprise that competes with the business of Company (each, a "Competitor"), except with the express written consent of the Board. Employee further agrees that in the event of the termination of his employment under Section 5 hereof, for a period of twelve (12) months thereafter, he will not employ or offer to employ, actively interfere with the relationship of Company or an Affiliate with, any employee of Company or any employee of any Affiliate.

13.  Employee Representations. Employee hereby represents and warrants to Company that (a) the execution, delivery and performance of this Agreement by Employee does not and will not conflict with, breach, violate or cause a default under any employment, noncompetition or confidentiality contract or agreement; instrument; order, judgment or decree to which Employee is a party or by which he is bound and (b) upon the execution and delivery of this Agreement by Company, this Agreement shall be the valid and binding obligation of Employee, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting the rights of creditor generally.

14.  Company Representations. Company represents and warrants (a) that it is duly authorized and empowered to enter into this Agreement, (b) the execution, delivery and performance of this Agreement by Company does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Company is a party or by which it is bound, and (c) upon the execution and delivery of this Agreement by Employee, this Agreement shall be the valid and binding obligation of Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting the rights of creditor generally.

15.  Remedies. Employee acknowledges that the restrictions and agreements contained in this Agreement are reasonable and necessary to protect the legitimate interests of Company, and that any violation of this Agreement will cause substantial and irreparable injury to Company that would not be quantifiable and for which no adequate remedy would exist at law and agrees that injunctive relief, in addition to all other remedies, shall be available therefor.

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16.  Effect of Agreement on Other Benefits. Except as specifically provided in this Agreement, the existence of this Agreement shall not be interpreted to preclude, prohibit or restrict Employee's participation in any other employee benefit plan or other plans or programs provided to officers, directors or employees of Company.

17.  Rights of Employee’s Estate. If Employee dies prior to the payment of all amounts due and owing to him under the terms of this Agreement, such amounts shall be paid to such beneficiary or beneficiaries as Employee may have last designated in writing filed with the Secretary of Company or, if Employee has made no beneficiary designation, to Employee's estate. Such designated beneficiary or the executor of Employee’s estate, as the case my be, may exercise all of Employee's rights hereunder. If any beneficiary designated by Employee shall predecease Employee, the designation of such beneficiary shall be deemed revoked, and any amounts which would have been payable to such beneficiary shall be paid to Employee's estate. If any designated beneficiary survives Employee, but dies before payment of all amounts due hereunder, such payments shall, unless Employee has designated otherwise, be made to such beneficiary's estate. In the event of Employee's death or judicial determination of his incompetence, reference in this Agreement to Employee shall be deemed where appropriate, to refer to his beneficiary, estate or other legal representative.

18.  Severability. It is the intent and understanding of the parties hereto that if, in any action before any court or other tribunal of competent jurisdiction legally empowered to enforce this Agreement, any term, restriction, covenant, or promise is held to be unenforceable as a result of being unreasonable or for any other reason, then such term, restriction, covenant, or promise shall not thereby be terminated, but, that it shall be deemed modified to the extent necessary to make it enforceable by such court or other tribunal and, if it cannot be so modified, that it shall be deemed amended to delete therefrom such provision or portion adjudicated to be invalid or unenforceable, and this agreement shall be deemed to be in full force and effect as so modified and such modification or amendment in any event shall apply only with respect to the operation of this Agreement in the particular jurisdiction in which such adjudication is made.

19.  Notices. For the purposes of this Agreement, notices, demands and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when received if delivered in person or by overnight courier or if mailed by United States registered mail, return receipt requested, postage prepaid, to the following addresses:

If to Employee:  Gabriel Battista
12428 BaCall Lane
Potomac, MD 20854
Fax No.: (301) 963-2062

If to Company:  Talk America Holdings, Inc.
6805 Route 202
New Hope, Pennsylvania 18938
Attn: EVP - General Counsel
Fax No.: (215) 862-1960

Either party may change its address for notices by written notice to the other party in accordance with this Section.

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20.  Waiver. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in a writing executed by Employee and Company. No waiver by any party hereto at any time of any breach by another party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

21.  Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of Pennsylvania relating to contracts made and to be performed entirely therein.

22.  Headings. The headings in this Agreement are inserted for convenience only and shall have no significance in the interpretation of this Agreement.

23.  Successors. Company may not assign any of its rights or obligations under this Agreement hereunder. Employee may assign his rights, but not his obligations, hereunder and all of Employee's rights hereunder shall inure to the benefit of his estate, personal representatives, designees or other legal representatives. All of the rights of Company hereunder shall inure to the benefit of, and be enforceable by the successors of Company. Any person, firm or corporation succeeding to the business of Company by merger, purchase, consolidation or otherwise shall be deemed to have assumed the obligations of Company hereunder; provided, however, that Company shall, notwithstanding such assumption by a successor, remain primarily liable and responsible for the fulfillment of its obligations under this Agreement.

24.  Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

25.  Certain Words. As used in this Agreement, the words "herein," "hereunder," "hereof" and similar words shall be deemed to refer to this Agreement in its entirety, and not to any particular provision of this Agreement unless the context clearly requires otherwise.

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the day and year first written above.

Talk America Holdings, Inc.

By:   /s/ Aloysius T. Lawn IV
  Aloysius T. Lawn IV
        EVP - General Counsel

/s/ Gabriel Battista
Gabriel Battista

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